Exhibit 24 (e) 3

                      POWER OF ATTORNEY


      The undersigned, as a director of West Texas Utilities Company (the "Company"), hereby makes, constitutes and appoints Glenn Files and R. Russell Davis, and each of them severally, his true and lawful attorneys-in-fact and agents, each with full power and authority (acting alone and without the others) to execute in the name and on behalf of the undersigned, in any and all capacities, the Company's Annual Report on Form 10-K for 1994 and any and all amendments thereto, to be filed under the Securities Exchange Act of 1934, as amended, and any other documents and instruments incidental thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting to such attorneys-in-fact, and agents, and each of them, full power and authority of substitution and revocation in the premises and full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as the undersigned might or could do in person and hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue of this Power of Attorney.

     IN WITNESS WHEREOF, I have hereunto executed this Power of Attorney this 31 day of January, 1995.


                              Richard Bacon  Director
                              C. Harwell Barber   Director
                              E. R. Brooks   Director
                              Paul J. Brower Director
                              T. D. Churchwell    Director
                              Harry D. Mattison   Director
                              Tommy Morris   Director
                              Dian Owen      Director
                              James M. Parker     Director
                              F. L. Stephens Director
                              Dennis M. Sharkey   Director
                              Donald A. Welch     Director


      Subscribed and sworn to before me this 31st day of January, 1995 by Richard Bacon, C. Harwell Barber, E. R. Brooks, Paul J. Brower, T. D. Churchwell, Harry D. Mattison, Tommy Morris, Dian Owen, James M. Parker, F. L. Stephens, Dennis M. Sharkey and Donald A. Welch.

                              Martha Murray
                              L. J. Jimmerson
                              Notary Public

My Commission Expires:
11-19-96
May 11, 1996




                                                       Exhibit 27.1